EXHIBIT 10.3

INDEMNIFICATION AGREEMENT

 This Indemnification Agreement ("Agreement"), dated as of the 3rd day of May, 2010, is entered into between Black Hills Corporation, a South Dakota corporation ("Black Hills"), and John B. Vering ("Agent"), who, in addition to serving as a director of Black Hills Corporation, is serving as an interim officer of one or more subsidiaries of Black Hills. Agent will perform services as an interim officer according to the terms of a Independent Contractor Agreement between Black Hills and Lone Mountain Investments, Inc., and with reference to the following facts:

A. The Agent is more willing to continue to serve as an interim officer of one or more of Black Hills' subsidiaries provided that he is furnished the indemnity provided under this Agreement; provided the Agent reserves the right to terminate any of such positions or refuse to accept any new positions.

B. The South Dakota corporation law (the "SDCL") empowers Black Hills to indemnify its directors, officers, employees and agents and to indemnify persons who serve, at the request of Black Hills, as the directors, officers, employees or agents of other corporations or enterprises. The SDCL and the Bylaws of Black Hills both specifically provide that the indemnification provided for therein is not exclusive, and the Bylaws specifically authorize Black Hills to enter into agreements with officers and directors providing indemnification rights and procedures different from those set forth therein.

C. Black Hills has purchased Directors and Officers Liability Insurance ("D&O Insurance") as shown in the schedule attached hereto as Appendix A (the "Coverage") insuring against certain litigation and related expenses and liabilities which may be incurred by its directors and officers and those of its subsidiaries in the performance of their duties for Black Hills or its subsidiaries (when "subsidiaries" is used herein it shall also mean subsidiaries of subsidiaries). The Coverage attached as Appendix A may have been issued subsequent to the date of this Agreement due to the fact that the execution of the Agreement may have occurred following the date of the Agreement. Notwithstanding, Appendix A shall be considered the applicable Coverage as if the same had been attached and executed on the date of the Agreement.

D. Recent developments with respect to the terms and availability of D&O Insurance and with respect to the application, amendment and enforcement of statutory and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded thereby.

E. Black Hills desires that the Agent remain free in his service as an interim officer of one or more of Black Hills' subsidiaries to exercise his best judgment in the performance of his duties without undue concern for litigation claims for damages arising out of or related to the performance of such duties.
 NOW, THEREFORE, in order to induce the Agent to continue to serve as an interim officer of one or more of Black Hills' subsidiaries and in consideration of his continued service after the date hereof, Black Hills and the Agent agree as follows:
 1. Actions, Suits or Proceedings Other Than By or In the Right of Black Hills. Black Hills shall indemnify the Agent against all liabilities, costs, charges, expenses (including, without limitation, attorneys' fees and related disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with the investigation, defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Black Hills covered by Section 2 of this Agreement) and any appeal therefrom to which the Agent was or is a party or is threatened to be made a party by reason of the fact that he is or was or has agreed to become an interim officer of one or more of Black Hills' subsidiaries or in any capacity with respect to any contract payments made by Black Hills, or one if its subsidiaries pursuant to its Independent Contractor Agreement with Lone Mountain Investments, Inc., or by reason of any action alleged to have been taken or omitted in any such capacity, if he acted in good faith and in a manner he reasonably believed to be within the scope of his authority and in, or not opposed to, the best interests of Black Hills and, if applicable, such subsidiary, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.
 2. Actions or Suits By or In the Right of Black Hills. Black Hills shall indemnify the Agent against all costs, charges and expenses (including, without limitation, attorneys' fees and related disbursements) actually and reasonably incurred by him or on his behalf in connection with the investigation, defense or settlement of any threatened, pending or completed action or suit by or in the right of Black Hills to procure a judgment in its favor and any appeal therefrom, to which the Agent was or is a party or is threatened to be made a party by reason of the fact that he is or was or has agreed to become an interim officer of one or more of Black Hills' subsidiaries or in any capacity with respect to any contractual payments made by Black Hills, or any of its subsidiaries, pursuant to its Independent Contractor Agreement with Lone Mountain Investments, Inc., or by reason of any action alleged to have been taken or omitted in any such capacity if he acted in good faith and in a manner he reasonably believed to be within the scope of his authority and in, or not opposed to, the best interests of Black Hills, and if applicable, such subsidiary, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Black Hills unless and only to the extent that the Courts of South Dakota or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Agent is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court or such other court shall deem proper.
 3. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Agent has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Agreement, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

 4. Determination of Right to Indemnification. Any indemnification under Sections 1 or 2 of this Agreement (unless ordered by a court) shall be paid by Black Hills unless a determination is made (i) by the board of directors of Black Hills by a majority vote of the directors who were not parties to such action, suit or proceeding, or if such majority of disinterested directors so directs, (ii) by independent legal counsel in a written opinion, or (iii) by the shareholders, that indemnification of the Agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 1 or 2 of this Agreement.
 5. Termination of Actions, Suits or Proceedings. For purposes of determining whether the Agent has met the applicable standard of conduct set forth in Sections 1 or 2 of this Agreement, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create any presumption that the Agent did not act in good faith and in a manner which he reasonably believed to be within the scope of his authority and in, or not opposed to, the best interests of, Black Hills and if applicable, any subsidiary, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
 6. Advance of Costs. Charges and Expenses. Costs, charges and expenses (including, without limitation, attorneys' fees and related disbursements) incurred by the Agent in defending a civil or criminal action, suit or proceeding shall be paid by Black Hills in advance of the final disposition of such action, suit or proceeding; provided, however, that the Agent agrees that the Agent will repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Agent is not entitled to be indemnified by Black Hills for such costs, charges and expenses as authorized in this Agreement.

 7. Procedure of Indemnification. Any indemnification under Sections 1, 2, or 3 of this Agreement, or advance of costs, charges and expenses under Section 6 of this Agreement shall be made promptly upon, and in any event within 60 days after, the written request of the Agent therefor. The right to indemnification or advances granted by this Agreement shall be enforceable by the Agent in any court of competent jurisdiction if Black Hills denies such request, in whole or in part, or if no disposition thereof is made within 60 days. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6 of this Agreement where the required undertaking, if any, has been received by Black Hills) that the claimant has not met the standard of conduct set forth in Sections 1 and 2 of this Agreement, but the burden of proving such defense shall be on Black Hills. Neither the failure of Black Hills (including its board of directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Agreement, nor the fact that there has been an actual determination by Black Hills (including its board of directors, its independent legal counsel and its shareholders) that the Agent has not met such applicable standard of conduct, shall be a defense to the action or create any presumption that the Agent has not met the applicable standard of conduct.
 8. Settlement. Black Hills shall not be obligated to reimburse the costs of any settlement to which it has not agreed. If any action, suit or proceeding, including any appeal, within the scope of Sections 1 or 2 of this Agreement, the Agent shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then notwithstanding any other provision hereof, the indemnification obligation of Black Hills to the Agent in connection with such action, suit or proceeding shall not exceed the total of the amount at which such offered or agreed upon settlement could have been made and the expenses incurred by the Agent prior to the time such settlement could reasonably have been effected.

 9. Maintenance of Insurance.

(a) Subject only to the provisions of Section 9(b) of this Agreement, Black Hills hereby agrees that, so long as the Agent shall continue to serve as an interim officer of one or more of Black Hills' subsidiaries and thereafter so long as the Agent shall be subject to any possible claim or any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that he is or was or has agreed to become an interim officer of one or more of Black Hills' subsidiaries or in any capacity with respect to any contracual payments made by Black Hills pursuant to its Independent Contractor Agreement with Lone Mountain Investments, Inc., Black Hills will purchase and maintain in effect for the benefit of the Agent one or more valid, binding and enforceable policies of D&O Insurance providing, in all respects, coverage at least comparable to that provided by the Coverage.

(b) Black Hills shall not be required to maintain any policies of D&O Insurance described in Section 9(a) of this Agreement in effect if, in the reasonable business judgment of the directors of Black Hills (i) such insurance is not reasonably available, or (ii) the premium cost for such insurance is substantially disproportionate to the amount of coverage provided, or (iii) the coverage provided by such insurance is so limited by exclusions that there would be insufficient benefit from such insurance.

(c) Notwithstanding any other provision of this Agreement, in the event Black Hills does not purchase and maintain in effect a policy or policies of D&O Insurance meeting the requirements specified in Section 9(a) of this Agreement, whether for reasons of availability, cost or otherwise, Black Hills agrees to hold harmless and indemnify the Agent to the full extent of the coverage that would otherwise have been provided for the benefit of the Agent pursuant to the Coverage. The obligation of Black Hills to indemnify set forth in this Section 9(c) is in addition to and not in limitation of those other obligations to indemnify which are set forth in Sections 1, 2, 3 and elsewhere in this Agreement.
 10. Subsequent Amendment. No amendment, termination or repeal of Article V of Black Hills' Bylaws, or any successor Bylaws thereto, or of any relevant provisions of the SDCL or any other applicable laws shall affect or diminish in any way the rights of the Agent to indemnification or the obligation of Black Hills arising under this Agreement whether the alleged actions or conduct giving rise to the necessity of such indemnification arose before or after any such amendment, termination or appeal.

 11. Other Rights: Continuation of Right to Indemnification. The indemnification provided by this Agreement shall not be deemed exclusive of, or to diminish or otherwise restrict, any other rights to which the Agent may be entitled under any law (common or statutory), provision of Black Hills' Bylaws or Restated Articles of Incorporation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office or while acting as agent for Black Hills or any of its subsidiaries or in any capacity with respect to actions performed in accordance with Black Hills' Independent Contractor Agreement with Lone Mountain Investments, Inc., and shall continue as to the Agent after he has ceased to be an interim officer of one or more of Black Hills' subsidiaries and to act in any of the foregoing capacities. The indemnification provided by this Agreement likewise shall not be deemed exclusive of, or to diminish or otherwise restrict the rights to which Agent may be entitled with respect to his actions as a director of Black Hills Corporation, whether provided by Black Hills' Bylaws, Restated Articles of Incorporation, the director Indemnification Agreement dated May 25, 2005, between Black Hills and Agent, under any law (common or statutory), vote of shareholders or disinterested directors or otherwise.
 12. Notification and Defense of Claim. Promptly after receipt by the Agent of notice of the commencement of any action, suit or proceeding, the Agent will, if a claim in respect thereof is to be made against Black Hills under this Agreement, notify Black Hills of the commencement thereof. With respect to any such action, suit or proceeding.

 (a) Black Hills will be entitled to participate therein at its own expense; and

(b) Except as otherwise provided below, to the extent that it may wish, Black Hills will be entitled to assume the defense thereof, with counsel reasonably acceptable to the

Agent. After notice from Black Hills to the Agent of its election so to assume such defense, Black Hills shall not be liable to the Agent under this Agreement for any legal or other expenses subsequently incurred by the Agent in connection with such action, suit or proceeding, other than reasonable costs of investigation or as otherwise provided below. The Agent shall have the right to employ his own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Black Hills of its assumption of the defense thereof shall be at the expense of the Agent unless (i) the employment of counsel by the Agent has been authorized by Black Hills, (ii) the Agent shall have reasonably concluded that there may be a conflict of interest or position between Black Hills and the Agent in the conduct of the defense of such action or (iii) Black Hills does not in fact employ counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Agent shall be at the expense of Black Hills. Black Hills shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Black Hills or as to which the Agent shall have made the conclusion provided for in ii above.
 13. Other Payments. Black Hills shall not be liable to make any payment under this Agreement for any liabilities, costs, charges, expenses, attorneys' fees or disbursements for which payment is actually made to the Agent under any valid and collectible Coverage, or for which the Agent is indemnified by Black Hills or one or more of its subsidiaries otherwise than pursuant to this Agreement.
 14. Savings Clause. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then Black Hills shall nevertheless indemnify the Agent as to any liabilities, costs, charges, expenses (including, without limitation, attorneys' fees and related disbursements), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of Black Hills, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

15. Subsequent Legislation. If the SDCL is amended after the date of this Agreement to further expand the indemnification permitted to the Agent, then Black Hills shall indemnify such Agent to the fullest extent permitted by the SDCL, as so amended.
 16. Enforcement.

(a) Black Hills expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Black Hills hereby in order to induce the Agent to continue as an interim officer of one or more of Black Hills' subsidiaries, and acknowledges that the Agent is relying upon this Agreement in continuing in such capacity.

(b) Black Hills shall reimburse the Agent for all of the Agent's costs and expenses incurred in connection with successfully establishing his right to indemnification under this agreement, in whole or in part.
 17. Not an Agreement to Elect or Appoint. This Agreement does not constitute any agreement to reelect a director for any period of time, to engage Agent as a contractor or interim officer, or an agreement of the Agent to continue such position for any length of time or accept any new position.
 18. Governing Law. This Agreement shall be governed by and construed in accordance with South Dakota law.
 19. Binding Effect. This Agreement shall be binding upon the Agent and upon Black Hills, its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the Agent, his heirs, personal representatives, estate and assigns.
 20. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.
 21. Third Party Benefit. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than parties to this Agreement and their respective heirs, personal representatives, successors and assigns.

22. Effective Date. The effective date of this Agreement is the date set forth in the first paragraph hereof, notwithstanding that the execution of the Agreement may have occurred after the effective date.
 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.
 BLACK HILLS CORPORATION

By: /s/ David R. Emery
David R. Emery
Chairman, President and Chief Executive Officer

/s/ John B. Vering
John B. Vering

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